AMERICAN SKANDIA ADVISOR FUNDS, INC.

                             ARTICLES SUPPLEMENTARY


         AMERICAN SKANDIA ADVISOR FUNDS, INC., a Maryland corporation, having its principal office in Baltimore City, Maryland (which is hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

         FIRST: The Charter of the Corporation is hereby amended as follows:

                  (1) Article SIXTH subsection (a) of the Charter is amended by changing the designation of the series of shares currently designated as the "ASAF Founders Small Capitalization Fund," to be designated as the "ASAF Janus Small-Cap Growth Fund."

                  (2) Article SIXTH subsection (a) of the Charter is further amended by changing the designation of the series of shares currently designated as the "ASAF Robertson Stephens Value + Growth Fund," to be designated as the "ASAF Oppenheimer Large-Cap Growth Fund."

                  (3) Article SIXTH subsection (a) of the Charter is further amended by changing the designation of the series of shares currently designated as the "ASAF Neuberger&Berman Mid-Cap Growth Fund," to be designated as the "ASAF Neuberger Berman Mid-Cap Growth Fund."

                  (4) Article SIXTH subsection (a) of the Charter is further amended by changing the designation of the series of shares currently designated as the "ASAF Neuberger&Berman Mid-Cap Value Fund," to be designated as the "ASAF Neuberger Berman Mid-Cap Value Fund."

         SECOND: The Corporation is a registered open-end company under the Investment Company Act of 1940, as amended. Pursuant to Article 2-208.1 of the Corporation and Associations Article of the Annotated Code of Maryland, the foregoing Articles Supplementary to the Charter of the Corporation (which amendment represents only a redesignation of shares of capital stock of the Corporation) has been approved by the Board of Directors of the Corporation.

         THIRD. These Articles Supplementary shall become effective on December 31, 1998.



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     IN WITNESS WHEREOF,  AMERICAN SKANDIA ADVISOR FUNDS,  INC. has caused these presents to be signed in its name and on its behalf by its Vice President and witnessed by its Secretary on December ___, 1998.


WITNESS:                           AMERICAN SKANDIA ADVISOR
                                   FUNDS, INC.



________________________________   By: ________________________________
Eric C. Freed                          John Birch
Secretary                              Vice President


         THE UNDERSIGNED, Vice President of AMERICAN SKANDIA ADVISOR FUNDS, INC., who executed on behalf of the Corporation the foregoing Articles Supplementary of which this certificate is made a part, hereby acknowledges in the name and on behalf of said Corporation the foregoing Articles Supplementary to be the corporate act of said Corporation and hereby certifies that to the best of his knowledge, information, and belief the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.



                                       --------------------------------
                                       John Birch
                                       Vice President